EXHIBIT 32.2

                           OMEGA FINANCIAL CORPORATION

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      This certification is intended to accompany Omega Financial Corporation's (the "Company") Quarterly Report on Form 10-Q for the quarter ending June 30, 2004 with the Securities and Exchange Commission on the date hereof (the "Report"), and is given solely for the purpose of satisfying the requirements of 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. I, Daniel L. Warfel, hereby certify in my capacity as the Chief Financial Officer of the Company, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                                  /s/ Daniel L. Warfel
                                                  ------------------------------
                                                  Daniel L. Warfel
                                                  Chief Financial Officer

Date: August 9, 2004

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.